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                                                                    EXHIBIT 10.3

                                  AMENDMENT TO
                                 PNC BANK CORP.
                        SUPPLEMENTAL EXECUTIVE RETIREMENT
                           INCOME AND DISABILITY PLAN


            This Amendment is made this 23rd day of January, 1998.


                              W I T N E S S E T H :


                  WHEREAS, PNC Bank Corp. (the "Corporation") previously adopted and presently maintains the PNC Bank Corp. Supplemental Executive Retirement Income and Disability Plan (the "Plan"); and

                  WHEREAS, the Corporation has decided to implement a Voluntary Retirement Program ("VRP") which will provide enhanced retirement benefits to certain eligible participants under the PNC Bank Corp. Pension Plan; and

                  WHEREAS, the Corporation desires to amend the Plan to ensure that Plan benefits shall be payable to Participants who elect to retire under the VRP.

                  NOW, THEREFORE, in accordance with the foregoing, the Plan is hereby amended, effective January 1, 1998, as follows:


     1. Section 2.17 of the Plan is hereby modified to add the following provisions to the end thereof:

            Notwithstanding anything contained in this Section 2.17 to the contrary, the term "Retirement" shall also apply to any Participant who is eligible for and retires under the terms of the Voluntary Retirement Program provisions of Article XIII of the PNC Bank Corp. Pension Plan even if the Participant has not yet attained age 55.

     2. Section 3.1.1 of the Plan is hereby amended by adding the following to the end thereof:

            Notwithstanding any provisions in this Section 3.1.1 to the contrary, any Participant who is eligible for and retires under the terms of the Voluntary Retirement Program provisions of Article XIII of the PNC Bank Corp. Pension Plan may elect to receive a lump sum payment in writing at the same time he elects to retire under the Voluntary Retirement Program.

     3. A new Section 3.1.2 is hereby added to the Plan, as follows:

            3.1.2 Temporary Voluntary Retirement Program. Any Participant who is eligible for and retires under the terms of the Voluntary Retirement Program ("VRP") provisions of Article XIII of the Pension Plan shall have his Retirement Income Supplement calculated as if the Participant was two years older than the Participant's actual age on the effective date of his retirement under the VRP. In addition, the term "Credited Service" shall mean the Participant's actual Credited



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            Service earned under the Pension Plan (without regard to Article
            XIII thereof), as of the effective date of his retirement under the VRP, increased by two additional years of Credited Service.

     4. Except as amended herein, the Plan shall remain in full force and effect.


        Executed this 23rd day of January, 1998.

                          PNC BANK CORP.


                          By: /s/ William E. Rosner
                              ---------------------
                          Title: Senior Vice President